SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                                (Amendment No. )

      Filed by Registrant  [x]

      Filed by a Party other than the Registrant  [ ]

      Check the appropriate box:

      [ ]   Revised Preliminary Proxy Statement

      [X]   Definitive Proxy Statement

                                WORLDWATER CORP.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                     BOARD OF DIRECTORS OF WORLDWATER CORP.
                    ----------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

      [x]   No fee required.

      [ ]   Fee computed on table below per Exchange Act Rules  14a-6(i)(1)  and
            0-11.

            (1) Title of each class of securities to which transaction applies:

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            (2)   Aggregate number of securities to which transaction applies:

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            (3)   Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11:(1)

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            (4)   Proposed maximum aggregate value of transaction:

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            (5)   Total Fee Paid:

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            [ ]   Fee paid previously with preliminary materials:

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            [ ]   Check  box if any part of the fee is  offset  as  provided  by
                  Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            (1)   Amount Previously Paid:

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            (2)   Form, Schedule or Registration Statement No:

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            (3)   Filing Party:

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            (4)   Date Filed:

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            (5)   Set forth the amount on which the filing fee is calculated and state how it was determined.

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

WORLDWATER CORP.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 20, 2000

      As a stockholder of WorldWater Corp. (the "Company"), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Hopewell Valley Golf Club, Hopewell, New Jersey, on Tuesday, June 20, 2000, at 1:00 p.m., local time, for the following purposes:

1. To amend the Company's Restated Articles of Incorporation (the "Current Articles") to provide for staggered terms for directors.

2. (a) If Proposal 1 is approved, to elect a staggered Board of Directors consisting of three classes to serve initially for one, two and three-year terms, converting into three year terms upon expiration of the original term, and until their successors are elected; or

      (b) if Proposal 1 is not approved, to elect six (6) directors to serve one-year terms and until their successors are elected;

3. To consider and act upon a proposal to adopt a Plan of Merger between the Company, a Nevada corporation, and a to-be-formed company named WorldWater Corp., a Delaware corporation (the "Delaware Company"), pursuant to which
      (i) the Company's state of incorporation will be changed from Nevada to Delaware and (ii) all of the outstanding shares of the Company will be converted into an equal number of shares of the Delaware Company.

4. To approve the selection of DeAngelis & Higgins, LLC as the Company's independent public accountants for the year 2000.

5. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

      The Board of Directors has fixed the close of business on May 15, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

      YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, MANAGEMENT DESIRES TO HAVE THE MAXIMUM REPRESENTATION AT THE ANNUAL MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


                                    Page -1-

      A proxy may be revoked by a stockholder any time prior to its use as specified in the enclosed proxy statement.

                                              By Order of the Board of Directors

                                              QUENTIN T. KELLY,
                                              Chairman and Chief
                                              Executive Officer

Pennington, New Jersey
April 25, 2000

YOUR VOTE IS IMPORTANT.
PLEASE EXECUTE AND RETURN PROMPTLY THE
ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED HEREIN.


                                    Page -2-

                                WORLDWATER CORP.
                            Pennington Business Park
                                55 Route 31 South
                          Pennington, New Jersey 08534

                                   ----------

                                 PROXY STATEMENT

                                   ----------

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 20, 2000

----------

TO OUR STOCKHOLDERS:

      This Proxy Statement is furnished to stockholders of WorldWater Corp. (the "Company") for use at the Annual Meeting of Stockholders to be held at the Hopewell Valley Golf Club, Hopewell, New Jersey, on Tuesday, June 20, 2000, at 1:00 p.m., local time, or at any adjournment or adjournments thereof (the
"Annual Meeting"). The enclosed proxy is being solicited by the Board of Directors of the Company (the "Board") and is subject to revocation at any time prior to the voting of the proxy. Unless a different choice is indicated, all duly executed proxies received by the Company will be voted in accordance with the instructions set forth on the back side of the proxy card. The record of stockholders entitled to vote at the Annual Meeting was taken at the close of business on May 15, 2000 (the "Record Date"). This Proxy Statement and the enclosed proxy card are being sent or given to stockholders on or about May 18, 2000.

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

      The accompanying proxy card is designed to permit each stockholder of record at the close of business on the Record Date to vote with respect to the amendment of the Restated Articles of Incorporation to provide for staggered terms for directors, the election of directors and on any other proposal properly brought before the Annual Meeting. The proxy card provides space for a stockholder to (a) vote for or against the amendment of the Restated Articles of Incorporation to provide for staggered terms for directors, (b) in favor of or to withhold voting for each nominee for the Board, (b) vote for or against each proposal to be considered at the Annual Meeting, or (c) abstain from voting on any proposal other than the election of directors. The election of the directors will be decided by a plurality of the votes cast at the Annual Meeting by the holders of the Common Stock. For all matters, the affirmative vote of a majority of the votes present or represented by proxy and entitled to be cast at the Annual Meeting by holders of the Common Stock is required to take stockholder action.

      The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the votes entitled to be cast by all holders of the Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, in person or by proxy, the Annual Meeting may be adjourned from time to time until a quorum is obtained. In the case of any meeting called for the election of directors, those


                                    Page -1-
who attend the second such adjourned meetings, although less than a majority, shall constitute a quorum for the purpose of electing directors. Shares as to which authority to vote has been withheld with respect to any matter brought to a vote before the stockholders will not be counted as a vote in favor of such matter.

      Abstentions and broker nonvotes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. With respect to all matters other than the election of directors, an abstention will have the same effect as a vote against any specified proposal. Stockholders are urged to sign the accompanying proxy card and return it promptly.

      When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented will be voted by the proxies designated on the proxy card in accordance with the stockholder's instructions. The proxies for the stockholders are Quentin T. Kelly and Terri Lyn Harris. A stockholder wishing to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed to the Company.

      If a signed proxy card is returned and the stockholder has made no specifications with respect to voting matters, the shares will be voted (a) for the amendment of the Restated Articles of Incorporation, (b) for the election of the nominees for director and (c) at the discretion of the proxies, on any other matter that may properly come before the Annual Meeting or any adjournment of the Annual Meeting. Valid proxies will be voted at the Annual Meeting and at any adjournment of the Annual Meeting in the manner specified.

      Any stockholder giving a proxy has the unconditional right to revoke it at any time before it is voted by any act inconsistent with the proxy, including notifying the Secretary of the Company in writing, executing a subsequent proxy or personally appearing at the Annual Meeting and casting a contrary vote. However, no revocation will be effective unless notice of such revocation has been received by the Company at or prior to the Annual Meeting.

      The total issued and outstanding shares of common stock, $.001 par value per share (the "Common Stock"), as of December 31, 1999 consisted of 27,125,854 shares.

MATTERS TO BE BROUGHT BEFORE THE MEETING

                                  PROPOSAL ONE
                  AMENDMENT TO CURRENT ARTICLES TO PROVIDE FOR
                          STAGGERED TERM FOR DIRECTORS

      The Board of Directors of the Company has adopted a resolution proposing an amendment to the Current Articles that would provide for staggered terms of the directors, effective immediately and affecting the Board of Directors elected at the Annual Meeting. Under the proposed amendment, the Board of Directors shall be divided into three classes if the number of directors is four or more, with the classes to be as equal in number as may be possible. Any director or directors in excess of the number divisible by three shall be first assigned to Class 1, and any additional director shall be assigned to Class 2, as the case may be. (For example, if there are five directors, the fourth director shall be in Class 1 and the fifth director in Class 2.) If the proposed amendment


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

is approved by the stockholders, the Board of Directors shall be divided into three classes with each Class 1 director elected to serve until the next ensuing annual meeting of stockholders, each Class 2 director elected to serve until the second ensuing annual meeting of stockholders, and each Class 3 director elected to serve until the third ensuing annual meeting of stockholders. At each annual meeting of stockholders following the Annual Meeting, the number of directors equal to the number of directors in a class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of stockholders.

      The proposed amendment also provides that notwithstanding the foregoing, directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

      The proposed amendment has both advantages and disadvantages to stockholders. The proposed amendment does not prevent a purchase of all or a majority of the equity securities of the Company, whether pursuant to open-market purchases, negotiated purchases from large stockholders or an unsolicited bid for all or part of the securities of the Company. Rather, the Board believes that the proposed amendment would discourage disruptive tactics and encourage persons who may seek to acquire control of the Company to initiate such an acquisition through negotiations with the Board. The Board believes that it will therefore be in a better position to protect the interests of all the stockholders. Furthermore, the stockholders will have a more meaningful opportunity to evaluate any such action. Although the proposed amendment is intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arm's length negotiations with the Board, the overall effect of the proposed amendment may be to discourage a third party from making a tender offer for a portion or all of the Company's Common Stock, or otherwise attempting to obtain a substantial position in the equity securities of the Company, by preventing such third party from immediately removing and replacing the incumbent directors.

      A staggered Board would make it more difficult to change control of the Company by removing and replacing all or a majority of the Board. Since not all directors would stand for election at a single stockholders? meeting, as is the case now, stockholders desiring to change control would have to vote at multiple meetings in order to do so, requiring at least two annual meetings to remove and replace a majority of the directors of the Company, and three annual meetings to remove and replace the entire Board.

      To the extent any potential acquirors are deterred by the proposed amendment, the proposed amendment may also serve to benefit incumbent management by making it more difficult to remove management even when the only reason for the proposed change of control of the stockholder action may be the unsatisfactory performance of the present directors. In addition, since the proposed amendment is in part designed to discourage accumulations of large blocks of the Company's voting shares by purchasers whose objective is to have such voting shares repurchased by the Company at a premium, its adoption could tend to reduce the temporary fluctuations in the market price of such voting shares that are caused by such accumulations. Accordingly, stockholders conceivably could be deprived of certain opportunities to sell their shares at a temporarily higher market price.

      Takeovers or changes in the Board of Directors that are effected without prior consultation and negotiation with the Company would not necessarily be detrimental to the Company and its stockholders. However, the Board feels that the benefits of seeking to protect the ability of the Company to negotiate effectively, through directors who have previously been elected by the stockholders as a whole and are familiar


                                    Page -3-
with the Company, outweigh any disadvantage of discouraging such unsolicited proposals. The proposed amendment is not in response to any specific efforts of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company. The Board is recommending the adoption of the proposed amendment in order to further continuity and stability in the leadership and policies of the Company and to discourage certain types of tactics that could involve actual or threatened changes of control that are not in the best interests of the stockholders. Because of the time associated with obtaining stockholder approval, the Board of Directors believes it is inadvisable to defer consideration of the proposed amendment until a takeover threat is pending. Once a specific threat exists, the time required to adopt the proposed amendment may render its adoption impractical prior to the completion of the takeover. Further, the absence of a specific threat permits stockholders to consider the merits of the proposed amendment outside the pressured atmosphere of a takeover threat. For these reasons, the Company believes it is prudent to consider the proposed amendment at this time.

                   THE BOARD URGES STOCKHOLDERS TO VOTE "FOR"
                                  THIS PROPOSAL
        Unless Marked to the Contrary, Proxies Will Be Voted For?Approval

                                  PROPOSAL TWO
                              ELECTION OF DIRECTORS

      The Restated By-Laws of the Company provide that the Board of Directors shall be composed of four (4) to seven (7) Directors. Currently the number of Directors of the Company is five (5). The Current Articles currently provide that directors serve one-year terms until the next annual meeting of stockholders and until their successors are elected and qualified.

      (a) IF PROPOSAL 1 IS APPROVED. If Proposal 1 is approved by the stockholders at the Annual Meeting, the Directors of the Company would be divided into three classes. Following the Annual Meeting, one class of directors would be elected each year, and the members of such class would hold office for a three-year term and until their successors are duly elected and qualified, or until their death, resignation or removal from office. At the Annual Meeting, two Class 1 Directors would be elected, each to serve a one-year term until the 2001 Annual Meeting and until their successors are elected and qualified. At the 2001 Annual Meeting, two Class 1 Directors would be elected for a three-year term. The nominees for Class 1 Directors are Dr. Russell L. Sturzebecker and Dr. Martin G. Beyer. At the Annual Meeting, two Class 2 Directors would be elected, each to serve a two-year term until the 2002 Annual Meeting and until their successors are elected and qualified. At the 2002 Annual Meeting, two Class 2 Directors would be elected for a three-year term. The nominees for Class 2 Directors are Rolf Hafeli and Dr. Davinder Sethi. At the Annual Meeting, two Class 3 Directors would be elected, each to serve a three-year term until the 2003 Annual Meeting and until their successors are elected and qualified. At the 2003 Annual Meeting, two Class 3 Directors would be elected for a three-year term. The nominees for Class 3 Directors are Quentin T. Kelly and Joseph Cygler. All of the nominees for the three classes, except Dr. Davinder Sethi, are currently members of the Board of Directors of the Company.

      (b) IF PROPOSAL 1 IS NOT APPROVED. If Proposal 1 is not approved by the stockholders at the Annual Meeting, then six (6) Directors will be elected at the Annual Meeting each to serve for a one-year term until the 2001 Annual Meeting and until their successors are elected and qualified. The nominees


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

      are Quentin T. Kelly, Dr. Martin G. Beyer, Joseph Cygler, Dr. Russell L. Sturzebecker, Rolf Hafeli and Dr. Davinder Sethi, all of whom, except Dr. Davinder Sethi, are currently members of the Board of Directors of the Company.

      The persons named on the enclosed proxy (the proxy holders) will vote for election of the Nominees either (a) for staggered terms if Proposal 1 is approved by the stockholders at the Annual Meeting or (b) for one-year terms if Proposal 1 is not approved, unless you have withheld authority for them to do so on your proxy card.

      In the unanticipated event that a Nominee is unable or declines for good cause to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware of any Nominee who is unable and/or will decline to serve as a Director. There is no cumulative voting for election of Directors.

      Stockholders are asked to vote for the election of Directors both if Proposal 1 is approved by the stockholders at the Annual Meeting (indicated on the attached Proxy as ?2(a)) and if Proposal 1 is not approved (indicated on the attached Proxy as ?2(b)).

      The Board of Directors unanimously recommends a vote for the election of its nominees as Directors, either (a) for staggered terms if Proposal 1 is approved by the stockholders at the Annual Meeting or (b) for one-year terms if Proposal 1 is not approved.

      Set forth below is certain information with respect to the persons nominated by the Board of Directors. Each of the nominees has consented to be named as a nominee in this Proxy Statement and to serve as a Director if elected.

      The six (6) Directors are required to be elected by a plurality of the votes cast as to the subject Board seat. Votes may be cast in favor of or withheld for any or all of the appropriate nominees. Unless otherwise instructed by a record holder submitting a proxy, the persons named in a proxy will vote the shares represented thereby for the election of all such appropriate nominees. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect on the outcome of the election of Directors.

      Other nominations for election to the Board may be made by the Board, or by any stockholder or shareholder representing at least ten percent of the votes which all stockholders of the corporation are entitled to cast.

      Quentin T. Kelly founded the Company in 1984 and has been Chief Executive Officer since then. Mr. Kelly was previously Director of Information Services and Assistant to the President of Westinghouse Electric Corporation from 1965 to 1971 and subsequently became President of Kelly-Jordan Enterprises, Inc., a leisure products company from 1971 to 1975, and then President of Pressurized Products, Inc., manufacturers and international marketers of specialized water systems and products, from 1976 to 1984. Mr. Kelly is an alumnus of Kenyon College. He has many years' experience in international business relating to water and


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

power needs in the developing world. He has worked on water supply and solar power projects with governments and several of the international assistance agencies (USAID, UNDP and UNICEF), particularly in the Philippines, Lebanon, Sudan, North Africa and Sub-Saharan Africa and India.

      Dr. Martin G. Beyer was appointed a Director of the Company in 1995 and serves as Consultant -International Marketing. He was Secretary-General of the Global Consultation on Water and Sanitation, sponsored by the United Nations Development Programme and the World Bank, held in New Delhi, India in 1990 and attended by over 600 delegates from 115 countries. Previously, Dr. Beyer was Senior Advisor for Water Supply and Sanitation for UNICEF, Chairman of the United Nations Intersecretariat Group for Water Resources, Chairman of the Advisory Panel to the UNDP/World Bank global project for testing and developing of hand pumps, and Deputy Regional Director for UNICEF in the Americas. Dr. Beyer has a Ph.D. degree in Economic Geology from the University of Stockholm and speaks ten languages, including French, Spanish, German, Italian and Portuguese. He resides in Princeton, New Jersey.

      Joseph Cygler has been a Director of the Company since January 1984, and a former Vice President of Marketing and Executive Vice-President. He has been Chief Executive Officer of the CE&O Group, an organization assisting companies in operations management, since 1986. Previously he was an executive at Kepner-Tregoe, Inc., an international business consulting firm, from 1976 to 1986, an executive with Honeywell Information Systems from 1964 to 1976, and a marketing representative with International Business Machines from 1961 to 1964. Mr. Cygler has a BS in Engineering from the U.S. Military Academy at West Point.

      Rolf Hafeli is the President of Hafeli Asset Management, which is based in Hirschthal, Switzerland. He is a graduate in Economics of Zurich University with an emphasis in Environmental Economics.

      Dr. Russell L. Sturzebecker was appointed a Director of the Company in 1997 and serves as Consultant- International Health. He is a retired Director of Health and Education of West Chester University (Pennsylvania). He is an author and publisher of histories of World War II-Pacific Theater and of the Olympic Games. He is a retired Colonel, US Air Force, who accompanied General Douglas MacArthur's troops in the invasion of the Philippines and is a close associate of former President Fidel V. Ramos of the Philippines.

      Dr. Davinder Sethi is currently an independent advisor and investor in the fields of information technologies and finance, with experience spanning academia, research, business and investment banking. Previously, he served as Director and Senior Advisor to Barclays de Zoete Wedd, advising major global providers of information technologies to develop and execute corporate development opportunities. Prior to Barclays de Zoete Wedd, Dr. Sethi spent seven years at Bell Laboratories in operation research and communications network planning and seven years in corporate finance at AT&T. He holds a Ph.D. and M.S. in Operations Research, Economics and Statistics from the University of California, Berkeley, and is a graduate of the Executive Management Program from Penn State.

                   THE BOARD URGES STOCKHOLDERS TO VOTE "FOR"
                EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE
        Unless Marked to the Contrary, Proxies Will be Voted For Approval


                                    Page -6-

                                 PROPOSAL THREE
                    TO APPROVE THE MERGER AND REINCORPORATION
                                 OF THE COMPANY

APPROVAL BY STOCKHOLDERS OF THE PROPOSED MERGER AND REINCORPORATION WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE DELAWARE CERTIFICATE AND THE DELAWARE BY LAWS.

      The Reincorporation and Merger Proposal will be effected by merging the Company into a to-be-formed Delaware company pursuant to the terms of a Plan of Merger (the "Merger Agreement"), a copy of which is attached as Annex I. Upon completion of the Merger, the Company will cease to exist, and the Delaware Company will own all of the Company's assets, assume the liabilities and will operate the Company's business under the name WorldWater Corp.

      At the effective time of the Reincorporation and Merger, the Company will be governed by the Delaware General Corporations Law ("Delaware GCL"), the Delaware Certificate, and the new Bylaws (the "Delaware Bylaws"). With certain exceptions, the Delaware GCL is substantially similar to the Nevada General Corporations Law ("Nevada GCL"). Material differences in stockholder rights and the powers of management under the Delaware GCL and the Nevada GCL are discussed below under "Comparison of Corporation Law of Delaware and Nevada and Application to WorldWater Corp." Except for the imposition of changes required to conform to applicable Delaware law and, if approved by the Stockholders, the Charter Amendments, the Delaware Certificate and Delaware Bylaws (collectively, the "Delaware Charter Documents") will be substantially similar to the Nevada Certificate and Nevada Bylaws (collectively, the "Nevada Charter Documents") of the Company.

Principal Reasons for the Proposed Reincorporation.

      The primary reason for the Board's recommendation of the reincorporation is the well-developed case law interpreting the Delaware GCL, which the Board believes will allow it to perform its duties more effectively. As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. Although the Nevada GCL is relatively similar to the Delaware GCL, there is a lack of predictability under Nevada law resulting from the limited body of case law interpreting the Nevada GCL. By contrast, the prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based, and the Company believes that stockholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the Company.

Prominence, Predictability and Flexibility of Delaware Law.

      For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The


                                    Page -7-

Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. The Board, therefore, believes that the overall effect of the Merger and Reincorporation will be to enhance the Board's ability to consider all appropriate courses of action with respect to significant transactions, including takeover attempts, for the benefit of all stockholders.

Increased Ability to Attract and Retain Qualified Directors.

      Both Nevada and Delaware law permit a corporation to include a provision in its certificate of incorporation which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The Company believes that, in general, Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than Nevada law. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved.

Well Established Principles of Corporate Governance.

      There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the Board of Directors under the business judgment rule. The Company believes that its stockholders will benefit from the well established principles of corporate governance that Delaware law affords.

No Change in Board Members, Business, Management, Employee Benefit Plans or Location of Principal Facilities of the Company.

      In order to accomplish the Merger and Reincorporation, it is necessary to first form a shell corporation in Delaware into which the Company will be merged. The Delaware Charter documents will mirror the Nevada Charter Documents with respect to such things as the name of the Company, the number of shares authorized, and the number of directors on the Board. The Merger and Reincorporation Proposal will effect only a change in the legal domicile of the Company as well as certain other changes of a legal nature, certain of which are described in this proxy statement. The Proposed Merger and Reincorporation will NOT result in any change in the business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of effecting the reincorporation) or location of the principal facilities of the Company.

      Prior to the Effective Date of the Merger, the Company will obtain any requisite consents to the Merger from parties with whom it may have material contractual arrangements (the "Material Agreements"). As a result, the Company's rights and obligations under such Material Agreements will continue and be assumed by the Delaware Company.

Comparison of Corporation Law of Delaware and Nevada and Application to WorldWater Corp.


                                    Page -8-

      The Company is incorporated under the laws of the State of Nevada, and the Delaware Company will be incorporated under the laws of the State of Delaware. The Company stockholders, whose rights as stockholders are currently governed by Nevada law and the Nevada Charter Documents, will become, upon consummation of the Merger and Reincorporation, stockholders of the Delaware Company whose rights will be governed by Delaware law and the Delaware Charter Documents. The following summary does not purport to be a complete statement of the rights of the Company's stockholders under applicable Nevada law and the Nevada Charter Documents as compared with the rights of the Delaware stockholders under applicable Delaware law and the Delaware Charter Documents and is qualified in its entirety by the Delaware GCL and the Nevada GCL to which stockholders are referred. Generally, the provisions of the Delaware Charter Documents are similar to those of the Nevada Charter Documents in many respects.

Authorized Capital Stock. The Company's Restated Articles of Incorporation currently authorizes the Company to issue up to 50,000,000 shares of Nevada Common Stock, $.001 par value and 10,000,000 shares of Nevada Preferred Stock, $0.01 par value. The Company's Restated Articles of Incorporation currently provide that the designations, preferences and relative, participating, option or other special rights or qualifications, limitations or restrictions thereof shall be fixed by resolution of the Board of Directors. The Delaware Certificate will also provide that the Company is authorized to issue 50,000,000 shares of Delaware Common Stock, $.001 par value and 10,000,000 shares of Delaware Preferred Stock, $0.01 par value, and that the designations, preferences and relative, participating, option or other special rights or qualifications, limitations or restrictions thereof shall be fixed by resolution of the Board of Directors.

Amendment to Charter and Bylaws. Delaware and Nevada law require the approval of the holders of a majority of all outstanding shares entitled to vote (with, in each case, each stockholder being entitled to one vote for each share so held) to approve proposed amendments to a corporation's charter. Neither state requires stockholder approval for the board of directors of a corporation to fix the voting powers, designation, preferences, limitations, restrictions and rights of a class of stock provided that the corporation's charter documents grant such power to its board of directors. The holders of the outstanding shares of a particular class are entitled to vote as a class on a proposed amendment if the amendment would alter or change the power, preferences or special rights of one or more series of any class so to affect them adversely. The number of authorized shares of any such class of stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock entitled to vote thereon (without a class vote) if so provided in any amendment to the Certificate of Incorporation or resolutions creating such class of stock.

Business Combinations. The Delaware Company will be subject to the provisions of
Section 203 of the Delaware GCL. That section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate, or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's Board of Directors and by the holders of at least 662/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an


                                    Page -9-
affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder. Section 203 further provides that where it specifies a particular stockholder vote required to approve a matter, no provision in the certificate of incorporation or bylaws may require a greater vote.

Nevada law regulates combinations more stringently. First, an interested stockholder is defined as a beneficial owner of 10% or more of the voting power. Second, the three-year moratorium can be lifted only by advance approval by a corporation's board of directors, as opposed to Delaware's provision that allows interested stockholder combinations at the time of the transaction with stockholder approval. Finally, after the three-year period, combinations remain prohibited unless (i) they are approved by the board of directors, the disinterested stockholders or a majority of the outstanding voting power not beneficially owned by the interested party or (ii) the interested stockholders satisfy certain fair value requirements. As in Delaware, a Nevada corporation may opt-out of the statute. The Nevada Certificate does not authorize such an opt-out.

Classified Board of Directors. Nevada law permits corporations to classify boards of directors provided that at least one-fourth of the directors is elected annually. Delaware law also permits any Delaware corporation to classify its board of directors into as many as three classes with staggered terms of office. The stockholders must elect only one class each year and each class has a term of office of at least one year but no longer than three years. If Proposal 1 and this Proposal 3 are approved by the stockholders at the Annual Meeting, the Delaware Certificate would provide for a staggered board.

Cumulative Voting. Cumulative voting for directors entitles each stockholder to cast a number of votes that is equal to the number of voting shares held by such stockholder multiplied by the number of directors to be elected and to cast all such votes for one nominee or distribute such votes among up to as many candidates as there are positions to be filled. Cumulative voting may enable a minority stockholder or group of stockholders to elect at least one representative to the Board of Directors where such stockholders would not be able to elect any directors without cumulative voting. Nevada law permits cumulative voting in the election of directors as long as certain procedures are followed. Although Delaware law does not explicitly grant cumulative voting, a Delaware corporation may provide for cumulative voting in the corporation's certificate of incorporation. The Nevada Articles do not provide for cumulative voting. The Delaware Certificate would not provide for cumulative voting.

Vacancies. Vacancies during the year shall be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director appointed shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred.

Removal of Directors. Under Delaware law, the holders of a majority of voting shares of each class entitled to vote at an election of directors may vote to remove any director or the entire board without cause unless (i) the board is a classified board in which case directors may be removed only for cause, or (ii) the corporation has cumulative voting in which case if less than the entire board is to be removed no director may be removed without cause if the vote cast against his removal would be enough to elect him. Nevada law requires at least two-thirds of the majority of voting shares or class entitled to vote at an election of directors to remove a director. Furthermore, Nevada law does not make a distinction between removals for cause and removals without cause. Under Delaware law, a director of a corporation that does not have a classified board or permit cumulative voting may be removed, without cause, by the affirmative vote of a majority of the outstanding shares entitled to vote at an election of directors.


                                    Page -10-

Actions by Written Consent of Stockholders. Nevada law and Delaware law each provide that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consents to the action in writing. In addition, Delaware law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

Stockholder Vote for Mergers and Other Corporate Reorganizations. In general, both jurisdictions require authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors with respect to the terms of a merger or a sale of substantially all of the assets of the corporation. Neither Nevada law nor Delaware law requires approval by the stockholders of a surviving corporation in a merger or consolidation as long as the surviving corporation issues no more than 20% of its voting stock in the transaction.

Stockholders' Dissenters' Rights. In Delaware, dissenting stockholders of a corporation engaged in certain major corporate transactions are entitled to appraisal rights. A similar provision regarding appraisal rights was repealed from Nevada law by the Nevada legislature. Appraisal rights permit a stockholder to receive cash equal to the fair market value of the stockholder's shares (as determined by agreement by the parties or by court), in lieu of the consideration such stockholder would otherwise receive in any such transaction.

      Under Delaware law, appraisal rights are generally available for the shares of any class or series of stock of the Delaware Company in a merger or consolidation, provided that no appraisal rights are available for the shares of any class or series of stock which, at the record date for the meeting held to approve such transaction, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. ("NASD") or (ii) held of record by more than 2,000 stockholders. Even if the shares of any class or series of stock meet the requirements of clause (i) or
(ii) above, appraisal rights are available for such class or series if the holders thereof receive in the merger or consolidation anything except: (i) shares of stock of the corporation surviving or resulting from such merger or consolidation; (ii) shares of stock of any other corporation which at the effective date of the merger or consolidation is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 stockholders; (iii) cash in lieu of fractional shares; or (iv) any combination of the foregoing. No appraisal rights are available to stockholders of the surviving corporation if the merger did not require their approval.

Stockholder Inspection Rights. Delaware law grants any stockholder the right to inspect and to copy for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other records. A proper purpose is one reasonably related to such person's interest as a stockholder. Directors also have the right to examine the corporation's stock ledger, a list of its stockholders and its other records for a purpose reasonably related to their positions as directors. Nevada law provides that any person who has been a stockholder of record of a corporation for at least six months immediately preceding his demand, or any person who owns or has been authorized by the holders of at least 5% of all of its outstanding shares, is entitled to inspect and copy the stock ledger. Furthermore, any person who has been a stockholder of record of any corporation and owns or has been authorized by the holders of at least 15% of all of its outstanding shares, is entitled to inspect and copy other corporate records.


                                    Page -11-

Derivative Suits. Under Delaware and Nevada law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or the stockholder acquired the stock thereafter by operation of law.

Dividends and Distributions. Nevada law prohibits distributions to stockholders when the distributions would (i) render the corporation unable to pay its debts as they become due in the usual course of business; and (ii) render the corporation's total assets less than the sum of its total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution.

      Delaware law permits a corporation to pay dividends out of either (i) surplus or (ii) in case there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except when the capital is diminished to an amount less than the aggregate amount of the capital represented by issued and outstanding stock having a preference on the distribution of assets. Delaware law defines surplus as the excess, at any time, of the net assets of a corporation (determined on a fair market value, as opposed to historical cost, basis) over its stated capital.

      To date, the Company has not paid dividends on its common stock. The payment of dividends, if any, would be within the discretion of the Board of Directors of the Delaware Company and would depend upon the Delaware Company's earnings, its capital requirements and financial condition, and other relevant factors. The Board of the Delaware Company would not declare any dividends in the foreseeable future, but instead would retain all earnings, if any, for use in the Delaware Company's business operations.

Limitation of Liability and Indemnification Matters. Nevada law and Delaware law each permit corporations to adopt provisions in their charter documents that eliminate or limit the personal liability of directors to the corporation or their stockholders for monetary damages for breach of a director's fiduciary duty, subject to the differences discussed below.

      In suits that are not brought by or in the right of the corporation, both jurisdictions permit a corporation to indemnify directors, officers, employees and agents for attorney's fees and other expenses, judgments and amounts paid in settlement. The person seeking indemnity may recover as long as he acted in good faith and believed his actions were either in the best interests of or not opposed to the best interests of the corporation. Similarly, the person seeking indemnification must not have had any reason to believe his conduct was unlawful.

      In derivative suits, a corporation in either jurisdiction may indemnify its agents for expenses that the person actually and reasonably incurred. A corporation may not indemnify a person if the person was adjudged to be liable to the corporation unless a court otherwise orders. Delaware law does not permit corporations to indemnify parties for amounts paid in derivative actions without court approval.

      No corporation may indemnify a party unless it makes a determination that indemnification is proper. In Delaware, the corporation through its stockholders, directors or independent legal counsel will determine that the conduct of the person seeking indemnity conformed with the statutory provisions governing indemnity. In Nevada, the corporation through its stockholders, directors or independent counsel must only determine that the indemnification is proper.


                                    Page -12-

      Delaware law provides that a corporation may advance attorney's fees to a director, officer or employee upon receipt of an undertaking to repay the corporation if the person seeking the advance is ultimately found not to be entitled to indemnification. Nevada law does not require employees to give the undertaking. Both jurisdictions preclude liability limitation for acts or omissions not in good faith or involving intentional misconduct and for paying dividends or repurchasing stock out of other than lawfully available funds. Nevada law does not expressly preclude a corporation from limiting liability for a director's breach of the duty of loyalty or preclude a corporation from limiting liability for any transaction from which a director derives an improper personal benefit.

Accounting Treatment. The proposed Reincorporation and Merger is intended to be a tax free organization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended. Accordingly, no gain or loss would be recognized by the holder of Common Stock of the Company as a result of the transaction, and, likewise, no gain or loss will be recognized by the Delaware Company. Each former holder of Common Stock of the Company will have the same basis in the Delaware Common Stock record as such holder has in the Common Stock of the Company held on the Effective Time of the proposed Reincorporation and Merger. Each stockholder holding period with respect to the Delaware Common Stock will include the period during which such holder held the corresponding Common Stock of the Company, provided the latter is held as a capital asset on the effective date of the proposed reincorporation and merger.

      Although the Company believes that the foregoing summary describes the material federal income tax consequences of the proposed reincorporation and merger, there can be no assurance that the actual tax consequences will not be different. Stockholders should be advised that the Company has not obtained, and does not intend to request, either a ruling from the Internal Revenue Service or an opinion of counsel regarding any such tax consequences. Furthermore, the foregoing is only a summary of the federal income tax consequences of the proposed Reincorporation and Merger, and does not deal with all the tax consequences that may be relevant to particular stockholders, such as stockholders who are dealers in securities, foreign persons or stockholders who acquired their Common Stock upon the exercise of stock options or in other compensatory transactions. In view of the individual nature of tax consequences, stockholders are urged to consult their own tax advisor as to the specific tax consequences to them of the proposed transaction, including the applicability of federal, state, local and foreign tax laws.

      Exchange of Certificates. Upon the Merger and Reincorporation becoming effective, each outstanding share of Common Stock of the Nevada Company will be converted into one fully paid and non-assessable share of Common Stock of the Delaware Company. Shareholders may, but are not required to, exchange their current share certificates for shares of the Delaware Company. Shareholders who desire to exchange their shares may do so following consummation of the Merger and Reincorporation by surrendering them to the Company's transfer agent, American Security Transfer and Trust, Inc., who will issue new certificates for shares of Common Stock upon receipt of old share certificates. Delivery of stock certificates issued by the Company prior to the effectiveness of the Merger and Reincorporation will constitute a good delivery of shares in transactions subsequent to reincorporation. Certificates of the Delaware Company will be issued with respect to transfers consummated after reincorporation.

                   THE BOARD URGES STOCKHOLDERS TO VOTE "FOR"
                                  THIS PROPOSAL
      Unless Marked to the Contrary, Proxies Will Be Voted "For" Approval.


                                    Page -13-

                                  PROPOSAL FOUR
        TO APPROVE DeANGELIS & HIGGINS, LLC AS THE COMPANY'S INDEPENDENT
                      PUBLIC ACCOUNTANTS FOR THE YEAR 2000

      DeAngelis & Higgins, LLC., independent certified public accountants, has been selected by the Board of Directors as the Company's independent auditor for the current fiscal year. A representative of DeAngelis & Higgins, LLC. is expected to be present at the Annual Meeting, and will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

            THE BOARD URGES STOCKHOLDERS TO VOTE "FOR" THIS PROPOSAL Unless Marked to the Contrary, Proxies Will Be Voted "For" Approval.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table and notes thereto set forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of April 18, 2000 by (a) the "Named Executive Officers" identified under the caption "Executive Compensation and Other Information," (b) each Director of the Company, (c) each person known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, and (d) all executive officers and Directors of the Company as a group.


                                    Page -14-

                                                     Amount and
                                                     Nature of Beneficial    Percent of
Name and Address of Beneficial Owner (1)             Ownership(2)               Class
---------------------------------------------------------------------------------------
Quentin T. Kelly ..................................  2,800,000                 10.3%
George S. Mennen Rev. Trust
  William G. Mennen IV, Trustee ...................  1,583,333                  5.8%
Joseph Cygler .....................................    550,000                  2.0%
Rolf Hafeli .......................................    247,530                  1.0%
Dr. Martin Beyer ..................................    193,000                    *%
Peter Ferguson ....................................    162,000                    *%
Dr. Russell Sturzebecker ..........................    136,141                    *%
All executive officers and directors as a group
(6 persons) .......................................  5,672,004                 19.1%

*  Less than one percent

(1) The address for each person listed is Pennington Business Park, 55 Route 31 South, Pennington, New Jersey 08534.

(2) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days of March 31, 2000. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. The Company believes that all filings required to be made by the Reporting Persons during the fiscal year ended December 31, 1999 were made on a timely basis.

MANAGEMENT

      The following table sets forth the names, ages and positions of the executive officers and directors of the Company as of March 1, 2000. Their respective backgrounds are described in Matters to be Brought Before


                                    Page -15-
the Meeting - Proposal Two - Election of Directors,?other than Messrs. Pell, Rangarajan, Ferguson, Salvo and Ms. Harris whose backgrounds are described following the table:

NAME                                AGE                 POSITION WITH THE COMPANY
------------------------           -----       -------------------------------------------------
Quentin T. Kelly                    65         Chairman of the Board and Chief Executive Officer
John A. Pell                        74         President and Chief Operating Officer
James S. Farrin                     62         June Successor, President and Chief Operating Office
Dr. Anand Rangarajan                50         Executive Vice President
Peter I. Ferguson                   56         Vice President
Terri Lyn Harris                    33         Vice President-Controller
Dr. Martin Beyer                    67         Director
Joseph Cygler                       64         Director
Dr. Russell Sturzebecker            82         Director
Rolf Hafeli                         34         Director
Dr. Davinder Sethi                  50         Director
Stephen Salvo                       50         Secretary

      John A. Pell has served as President and Chief Operating Officer of the Company since June 23, 1998 and is retiring in June 2000, although he will continue to assist the company as an Advisor. Mr. Pell was a senior officer with Chase Manhattan Bank in New York and London where he was in charge of African banking activities for U.S. Multinationals. He was Managing Director of a European Bank Consortium and President of a trade finance banking organization in Hong Kong. He is a graduate of Princeton University and the Wharton School
(MBA) of the University of Pennsylvania.

      James S. Farrin, President and Chief Operating Officer in June 2000, (former Marketing Consultant to WorldWater Corp.), is the former President of Mennen International, Division of The Mennen Co. (Personal Care Products). Under his leadership the Division doubled sales and quadrupled profit in four years. Mr. Farrin has extensive international experience in consumer packaged goods with Fortune 500 companies.

      Dr. Anand Rangarajan, Vice President and General Manager, is a solar and water pump specialist. He has 20 years experience in all aspects of the solar electric business and has pioneered the development of several proprietary solar water pumping systems, products and markets. His systems have been installed in over 20 countries. He holds his Ph.D. in Engineering from University of Wisconsin.

      Peter I. Ferguson, Vice President of Administration, joined WorldWater in 1989. He previously served as a vice president and general management executive and accountant for companies in New York and New Jersey. He graduated from Rutgers University.

      Terri Lyn Harris, Vice President-Controller, joined WorldWater in 1999 after 3 years of consulting to the Company. She spent the last 10 years as the Controller for a publicly traded international manufacturing company. Ms. Harris graduated from Ursinus College with a degree in Economics and holds an MBA from Rider University.

      Stephen A. Salvo is a partner in the law firm of Salvo, Russell and Fichter specializing in corporate


                                    Page -16-
and securities matters and is the Company's SEC counsel.

MEETING ATTENDANCE

      The business of the Company is managed under the direction of the Board. The Board meets during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board held four formal meetings and acted by unanimous written consent ten times during the fiscal year ended December 31, 1999. All of the Directors attended at least 80% of the Board meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

Strategic Planning Committee
----------------------------

Number of Members:                  2

Members:                            Dr. Davinder Sethi (Chairman)
                                    Dr. Martin Beyer.

Number of Meetings in 1999:         1

Functions:                          Establishes  the  Company's  production  and
                                    sales goals.

                                    Makes    recommendations    regarding    the
                                    Company's marketing efforts.

                                    Consults    with    international    experts
                                    regarding product distribution.

Compensation and Finance Committee
----------------------------------

Number of Members:                  2

Members:                            Dr. Davinder Sethi (Chairman)
                                    Joseph Cygler

Number of Meetings in 1999:         1

Functions:                          Establishes the salaries and bonuses for the
                                    Company's executive offices.

                                    Considers and makes recommendations on the Company's executive compensation plans.

                                    Makes recommendations on grants of stock options.

Audit Committee
---------------


                                    Page -17-

Number of Members:                  2

Members:                            Joseph Cygler (Chairman)
                                    Dr. Martin Beyer

Number of Meetings in 1999:         1

Functions:                          Selects  independent  public  accountants to
                                    audit  the  Company's   books  and  records,
                                    subject to stockholder approval.

                                    Consults  with  the  Company's   independent
                                    public accountants during the preparation of audits.

                                    Reviews   internal   controls,    accounting
                                    practices, financial structure and financial reporting.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY COMPENSATION TABLE

      The following table sets forth information with respect to the compensation paid by the Company to its chief executive officer and to each other executive officer of the Company who received at least $100,000 in salary and bonus during 1999 (the "Named Executive Officers").

                                                                          LONG TERM
                                                                          COMPENSATION
                      ANNUAL COMPENSATION (1)                             AWARDS
                      -----------------------                             ------

                                                                          SECURITIES
NAME AND                      FISCAL                                      UNDERLYING       ALL OTHER
PRINCIPAL POSITION             YEAR            SALARY      BONUS          OPTIONS (#)      COMPENSATION
------------------             ----            ------      -----          -----------      ------------
Quentin T. Kelly,             1999             $42,000      $0             300,000             $0
Chairman & Chief Executive
Officer

      During 1999, 498,373 options to purchase shares of Common Stock were granted under the Company's stock options plans.

DIRECTOR COMPENSATION

      The Company does not pay its non-employee directors although they are eligible for and granted options to purchase shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Included in notes payable and long-term debt at December 31, 1999 and 1998, are amounts payable to employees, directors and their immediate relatives as follows:


                                    Page -18-

                                            1999            1998
                                            --------        --------
          Directors                         $  4,500        $109,400
          Employees                         $110,645        $ 35,000
          Immediate relatives               $ 17,000        $ 38,000
                                            --------        --------
                   Total                    $132,145        $182,400
                                            ========        ========

      Directors notes payable declined $104,900 primarily due to conversion of such debt into common stock.

      The Company occupied space in 1999 and 1998 that is owned by its Chairman/CEO and leased this space on a month to month basis. The amount paid to the Chairman/CEO amounted to $30,000 in 1999 and 1998.

STOCKHOLDER PROPOSALS

      A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Company's next annual meeting that is received at the Company's principal executive office by December 31, 2000 will be included in the Company's proxy statement and form of proxy for that meeting.

PERSONS MAKING THE SOLICITATION

      The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. Officers of the Company may solicit proxies by mail, telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the Common Stock.

OTHER MATTERS

      The Board of Directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

FINANCIAL STATEMENTS

      The consolidated balance sheet of the Company as of December 31, 1999, and the related consolidated statements of operations, stockholders' deficiency, and cash flows for the year ended December 31, 1999 contained on pages F1 through F22 of the Company's Annual Report on Form 10-KSB, the Management's Discussion and Analysis or Plan of Operation contained on pages 11 through 12 of such Annual Report, and the Changes in and Disagreements with Accountants on Accounting and Financial Disclosure on page 12 of such Annual Report are incorporated by reference in this Proxy Statement. The remainder of the Annual Report does not constitute a part of the proxy solicitation material.


                                    Page -19-

      THE COMPANY WILL PROVIDE, WITHOUT CHARGE, TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON AND BY FIRST CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB. REQUESTS SHOULD BE DIRECTED TO THE ATTENTION OF JOHN A. PELL, WORLDWATER CORP., PENNINGTON BUSINESS PARK, 55 ROUTE 31 SOUTH, PENNINGTON, NEW JERSEY 08534.

                                           By Order of the Board of Directors,

                                           QUENTIN T. KELLY,
                                           Chairman and Chief
April 25, 2000                             Executive Officer


                                    Page -20-

                              [FRONT OF PROXY CARD]

WORLDWATER CORP.
BOARD OF DIRECTORS PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS AT 1:00 P.M., TUESDAY, JUNE 20, 2000

      The undersigned stockholder of WorldWater Corp. (the "Company") hereby appoints Quentin T. Kelly and Terri Lyn Harris, or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Annual Meeting and at any adjournment(s) thereof:

      1. To Approve the proposed amendment of the Restated Articles of Incorporation of the Company to provide for staggered terms for directors:

      [ ] FOR                  [ ] AGAINST                       [ ] ABSTAIN

      2(a). IF PROPOSAL 1 IS APPROVED, election of the following nominees for directors in the Classes indicated: Class 1: Dr. Russell Sturzebecker and Dr. Martin Beyer; Class 2: Dr. Davinder Sethi and Rolf Hafeli; Class 3: Quentin T. Kelly and Joseph Cygler:

      [ ]    FOR the nominees listed above         [ ]  WITHHOLD AUTHORITY
                                                        to vote for the nominees
                                                        listed above

      (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name on the space provided below):

      2(b). IF PROPOSAL 1 IS NOT APPROVED, election of the following nominees for Director for one-year terms:

      Quentin T. Kelly        Rolf Hafeli                     Joseph Cygler
      Dr. Martin Beyer        Dr. Russell Sturzebecker        Dr. Davinder Sethi

      [ ]    FOR the nominees listed above         [ ]  WITHHOLD AUTHORITY
                                                        to vote for the nominees
                                                        listed above

      (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name on the space provided below):

      3. To Approve the proposed merger and reincorporation of the Company:

      [ ] FOR                  [ ] AGAINST                       [ ] ABSTAIN

      4. To Approve the proposed selection of DeAngelis & Higgins, LLC as the Company's independent public accountants for the year 2000.

      [ ] FOR                  [ ] AGAINST                       [ ] ABSTAIN

      5. On any other business that may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

                        (Please sign on the reverse side)

                              [BACK OF PROXY CARD]

                          (Continued from reverse side)

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A
CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2(a)) and (2(b)) THIS PROXY WILL BE VOTED "FOR" SUCH ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (3). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company's Notice of Meeting and Proxy Statement, dated on or about May 18, 2000, is hereby acknowledged.

                                   Dated:   ______________________________, 2000

                                            ____________________________________

                                            ____________________________________

                                            ____________________________________
                                              (Signature of Stockholder(s))

                                            (Joint owners must EACH sign. Please
                                            sign   EXACTLY   as   your   name(s)
                                            appear(s) on this card. When signing
                                            as  attorney,   trustee,   executor,
                                            administrator, guardian or corporate
                                            officer,   please   give  your  FULL
                                            title.)

                                               PLEASE SIGN, DATE AND MAIL TODAY.

                                     ANNEX 1

                                 PLAN OF MERGER
                                       OF
                     WOLRDWATER CORP., a Nevada Corporation
                                  WITH AND INTO
                    WORLDWATER CORP., a Delaware Corporation

                                   Background
                                   ----------

           WHEREAS,   WorldWater   Corp.  (the  "Surviving   Corporation")   was
originally incorporated as a business corporation under the laws of the State of Delaware on ____________, 2000; and

           WHEREAS, WorldWater Corp. ("WorldWater") was originally incorporated as a business corporation under the laws of the State of Nevada on April 3, 1985; and

           WHEREAS, it has been proposed that WorldWater be merged with and into the Surviving Corporation pursuant to the Delaware General Corporation Law, Title 8, Section 263, the Nevada General Corporation Law, Section 92A.100, and this Plan of Merger, subject to the approval of this Plan of Merger by the board of directors and stockholders of the Surviving Corporation and the board of directors and stockholders of WorldWater.

                                      Terms
                                      -----

      1. Merger. Upon the Effective Date (as defined in Section 6.2 below) of the merger (the "Merger"), WorldWater shall be merged with and into the Surviving Corporation and, thereafter, the separate existence of WorldWater shall cease and the Surviving Corporation shall continue in existence under and subject to the laws of the State of Delaware.

      2. Certificate of Incorporation and By-laws of Surviving Corporation.

            2.1 The Certificate of Incorporation of the Surviving Corporation as in effect on the date hereof shall remain in effect as the Certificate of Incorporation of the Surviving Corporation following the Merger, until thereafter altered, amended or repealed as therein provided or as permitted by law.

            2.2 The By-laws of the Surviving Corporation, as in effect on the Effective Date, shall remain in effect as the By-laws of the Surviving Corporation following the Merger, until thereafter altered, amended or repealed as provided therein.

      3. Manner of Conversion of WorldWater Shares into Surviving Corporation Shares.

            3.1 On the Effective Date, all shares of common stock in WorldWater shall be deemed cancelled and each shareholder of WorldWater common stock (a "WorldWater Common Stockholder") shall be issued one share of the common stock of the Surviving Corporation, $.001 par value per share, in exchange for each share of WorldWater common stock held by that WorldWater Common Stockholder immediately prior to the Merger.

            3.2 On the Effective Date, all shares of preferred stock in WorldWater shall be deemed cancelled and each shareholder of WorldWater preferred stock (a "WorldWater Preferred Stockholder") shall be issued one share of the preferred stock of the Surviving Corporation, $.01 par value per share, in exchange for each share of WorldWater preferred stock held by that WorldWater Preferred Stockholder immediately prior to the Merger.

      4. Effect of Merger.

            4.1 Upon the Effective Date:

                  4.1.1 WorldWater and the Surviving Corporation shall become a single entity which shall be the Surviving Corporation and the existence of WorldWater shall cease;

                  4.1.2 All and singular, the rights, privileges, powers and franchises of WorldWater and the Surviving Corporation, and all property, real, personal and mixed, and all debts due to either of WorldWater or the Surviving Corporation on whatever account, as well as for all things in action or belonging to each of said entities shall be vested in the Surviving Corporation without further act or deed; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of WorldWater and the Surviving Corporation, respectively, and the title to any real estate vested by deed or otherwise in either of said entities shall not revert or be in any way impaired;

                  4.1.3 All rights of creditors and all liens upon any property of any of WorldWater or the Surviving Corporation shall be preserved unimpaired, and all fees, debts, liabilities, taxes, obligations and duties of either of WorldWater or the Surviving Corporation shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities, taxes and duties had been incurred or contracted by it; and

            4.2 From and after the Effective Date, the officers and directors of WorldWater shall execute or cause to be executed such further assignments, assurances or other documents as the Surviving Corporation or its successors and assigns may reasonably determine to be necessary or desirable to confirm the transfer of title and ownership of WorldWater?s properties and rights to the Surviving Corporation or to otherwise carry out the purposes of this Plan.

      5. Directors and Officers of Surviving Corporation.

            5.1 The Directors of the Surviving Corporation on the Effective Date shall continue as the Directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified.

            5.2 The officers of the Surviving Corporation on the Effective Date shall be and continue as the officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified.

      6. Adoption of Plan of Merger.

            6.1 This Plan of Merger shall be submitted for approval to the board of directors of the Surviving Corporation and the board of directors of WorldWater and shall be effective as of the Effective Date, subject to such approval and subsequent adoption by the stockholders of the Surviving Corporation and the stockholders of WorldWater and filing of articles of merger as hereinafter provided. Upon such approval and adoption, articles of merger shall be prepared, executed and filed in the Offices of the Secretaries of State of Delaware and Nevada in accordance with the applicable provisions of the Delaware General Corporation Law and the Nevada General Corporation Law, respectively. The Surviving Corporation shall comply with the provisions of article 78.370 of the Nevada General Corporation Law with respect to notice to stockholders.

            6.2 The Merger provided for by this Agreement shall become effective on __________, 2000 (the "Effective Date").

      7. Binding Agreement. This Plan of Merger may be terminated by the board of directors of the Surviving Corporation or the board of directors of WorldWater at any time prior to the filing of the articles of merger as set forth above. Upon the filing of articles of merger, this Plan of Merger shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.